SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                  AEW Commercial Mortgage Securities Fund, Inc.
                                File No. 811-8920
 ................................................................................
                (Name of Registrant as Specified In Its Charter)


 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

       .........................................................................

    2) Aggregate number of securities to which transaction applies:

       .........................................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       .........................................................................

    4) Proposed maximum aggregate value of transaction:

       .........................................................................

    5) Total fee paid:

       .........................................................................

[  ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
       ...........................................................

    2) Form, Schedule or Registration Statement No.:
       ...........................................................

    3) Filing Party:
       ...........................................................

    4) Date Filed:
       ...........................................................

                  AEW COMMERCIAL MORTGAGE SECURITIES FUND, INC.

                             One International Place
                                   44th Floor
                           Boston, Massachusetts 02110

                                  -------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                DECEMBER 19, 1996
                                  -------------

TO THE STOCKHOLDERS
OF AEW COMMERCIAL MORTGAGE SECURITIES FUND, INC.

          Notice is hereby given that a special meeting of stockholders of AEW Commercial Mortgage Securities Fund, Inc. (the "Fund") will be held on Thursday, December 19, 1996, at 9:00 a.m. local time, at Aldrich, Eastman & Waltch, L.P. (the "Adviser"), 225 Franklin Street, Boston, MA 02110-2803, for the following purposes:

          1. To elect a Board of four Directors to serve until their successors shall have been elected and qualified.

          2. To ratify the action of the Board of Directors in selecting McGladrey & Pullen LLP, as auditors to examine the books and financial statements of the Fund for the period commencing November 1, 1996 and ending October 31, 1997.

          3. To consider and vote upon a proposal to approve a new advisory agreement between the Fund and AEW Capital Management, L.P. ("New AEW"), pursuant to which New AEW will act as investment adviser with respect to the assets of the Fund, effective upon consummation of the consolidation of the operations of the Adviser and Copley Real Estate Advisors, Inc., a subsidiary of New England Investment Companies, L.P. (the "Merger").

          4. The transaction of such other business as may properly be brought before the meeting.

          Stockholders of record at the close of business on November 15, 1996 will be entitled to vote at the meeting.

          It is hoped that you will attend the meeting, but if you cannot do so, please fill in and sign the enclosed proxy, and return it in the accompanying envelope as promptly as possible. Any stockholder attending can vote in person even though a proxy has already been returned.

                                      By Order of the Board of Directors

                                      GARY FRENCH
                                      Secretary

Boston, Massachusetts
November 15, 1996

                  AEW COMMERCIAL MORTGAGE SECURITIES FUND, INC.
                                PROXY STATEMENT


          This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of AEW Commercial Mortgage Securities Fund, Inc. (the "Fund") for use at the Special Meeting of Stockholders (the "Meeting") to be held at the offices of Aldrich, Eastman & Waltch, L.P. (the "Adviser"), 225 Franklin Street, Boston, MA 02110-2803, on Thursday, December 19, 1996 at 9:00 a.m., local time. The address of the principal office of the Fund is One International Place, 44th Floor, Boston, Massachusetts 02110. This proxy statement and form of proxy were first sent to shareholders on or about December 13, 1996.


Proxy Solicitation


          All proxies in the enclosed form which are properly executed and returned to the Fund will be voted as provided therein at the Meeting or at any adjournments thereof. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of the Fund. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Annual Meeting and vote your shares in person.

          The Board of Directors intends to bring before the meeting the matters set forth in items 1, 2 and 3 in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to items 1, 2 and 3 in accordance with the directions of the stockholders as specified on the proxy card; if no choice is specified, the shares will be voted IN FAVOR of the election of the four directors named under item 1, IN FAVOR of ratification of McGladrey & Pullen LLP as auditors and IN FAVOR of approval of the investment advisory agreement described in item 3. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with the views of management thereon. Abstentions and broker non-votes are counted for quorum purposes. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions will be excluded from the proposal to ratify approval of accountants, and will have no effect because it requires the affirmative vote of a majority of the shares cast at the meeting. Abstentions will have the effect of a negative vote on the proposal to approve the investment advisory agreement because it requires the vote of a majority of the outstanding voting securities, as defined in the Investment Company Act of 1940 (the "1940 Act") and described below.

          The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting is required for the election of Directors (Item 1); the affirmative vote of a majority of the shares cast at the meeting is required for ratification of the selection of independent public accountants (Item 2); and the affirmative vote of the lesser of (i) more than 50% of the Fund's outstanding shares entitled to vote at the meeting or (ii) 67% of the shares present at the meeting if the holders of more than 50% of the outstanding shares entitled to vote at the meeting are present in person or by proxy, is required for approval of the investment advisory agreement (Item 3).

          In the event a quorum is not present at the meeting or in the event that a quorum is present but sufficient votes to approve the proposed item are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at such meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR any such proposal, in favor of such an adjournment, and will vote those proxies required to be voted AGAINST any such proposal, against any such adjournment.

          The Adviser will bear the costs of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to stockholders. Solicitation may be undertaken by mail, telephone, telegraph and personal contact. The Annual Report of the Fund accompanies this proxy material. The Fund will furnish, without charge, a copy of the Annual Report to a stockholder upon request. Stockholder requests should be directed to James J. Finnegan, Aldrich, Eastman & Waltch, L.P., 225 Franklin Street, Boston, Massachusetts 02110-2803, or by telephone call to (617) 261-9000.


Voting Securities and Principal Holders Thereof


          Holders of Common Stock of the Fund of record at the close of business November 15, 1996 will be entitled to vote at the Meeting or any adjournment thereof. As of November 30, 1996, the Fund has outstanding shares of Common Stock. The stockholders are entitled to one vote per share on all business of the meeting.

          Beneficial owner of more than 5% of the outstanding Common Stock of the Fund:

                  Ameritech Pension Trust            ________ shares - 99.0%
                  c/o Harris Trust and Savings Bank
                  111 W. Monroe Street - 5W
                  Chicago, IL  60603

          The officers and directors of the Fund as a group beneficially own in the aggregate less than 1% of the outstanding Common Stock of the Fund.

The Merger of the Adviser

          Under the terms of an agreement between the Adviser and New England Investment Companies, L.P. ("NEIC"), NEIC will acquire substantially all of the assets and operations of the Adviser at a cost of approximately $67.5 million in a combination of cash, a promissory note and units of NEIC and contingent additional payments up to $35 million, tied to continuation of employment by certain key employees and realization of certain revenue targets (the "Merger"). NEIC is a publicly-held limited partnership with approximately $88 billion in assets under management. NEIC is owned approximately 53% by Metropolitan Life Insurance Company.

          The Adviser will consolidate its operations with Copley Real Estate Advisors, Inc. ("Copley"), a wholly-owned subsidiary of NEIC, to form AEW Capital Management, L.P. ("New AEW"). After the consolidation, New AEW will be a wholly-owned subsidiary of NEIC. Another affiliate of NEIC, Reich & Tang Asset Management L.P., a registered investment adviser, as of September 30, 1996 was investment manager, adviser or supervisor with respect to assets aggregating in excess of $8.6 billion and acts as manager to fifteen open-end investment companies.

          As described in more detail below, the Board of Directors of the Fund recommends that the shareholders of the Fund approve a new board of directors, to permit the consolidation of certain operations of investment companies managed by affiliates of NEIC, and to approve an investment advisory agreement with New AEW. In addition, it is proposed that upon consummation of the Merger, the Fund have new auditors (See Proposal No. 2), new officers and new providers of administrative services as described in more detail below. Such changes and all actions taken by shareholders at this meeting are subject to consummation of the Merger. If any matter presented to shareholders at this meeting is not approved, the Board of Directors of the Fund will determine the appropriate action to take or recommend to shareholders.

                            I. ELECTION OF DIRECTORS


          At the Meeting four Directors, constituting the entire Board of Directors of the Fund, are to be elected to hold office until the next annual meeting or until their successors are elected and shall have qualified. If any nominee for any reason becomes unable to serve, the persons named as proxies will vote for the election of such other persons as they believe will carry on the present policies of the Fund and as they deem to be qualified. The Board of Directors has no reason to believe that any of the four nominees will be unable to serve. The ages, principal occupations and certain other affiliations of the nominees and the amount of stock owned beneficially, directly or indirectly, in the Fund are as follows:

Name and Address        Age ( ) Principal Occupation and other Affiliations
----------------        ---------------------------------------------------

*Clifford M. Brown      (40) President of the Fund.
                        Also the Portfolio Manager at New AEW primarily responsible for the day-to-day management of the fund.
                        Mr. Brown directs AEW's and will direct New AEW's Public
                        Debt and Equity, and Capital Markets Groups. Mr. Brown joined the Adviser in 1993, and has over 17 years of real estate and corporate finance experience including acquisitions, sales and financing, restructurings, and mergers and acquisitions. Prior to joining the Adviser, Mr. Brown was a Director in the real estate department of Salomon Brothers. He is a member of the Urban Land
                        Institute and a graduate of the University of Pennsylvania's Wharton School of Business Administration
                        (B.S. and M.B.A.).

Yung Wong               (57) 1986-1994: General Partner of Abacus Partners
                        Limited Partnership (GP for Abacus Ventures L.P., a venture capital investment fund investing in telecommunications ventures). 1994-Present: Special
                        Limited Partner of Abacus Partners Limited Partnership.
                        1994-1995: Director of Shaw Investment Management Co.
                        (HK) Ltd. (Management company for private funds investing in ventures in China and Asia.)

                        Director/Trustee:

                        California Daily Tax Free Income Fund, Inc., Connecticut Daily Tax Free Income Fund, Inc., Daily Tax Free Income Fund, Inc., Michigan Daily Tax Free Income Fund, Inc., New Jersey Daily Municipal Income Fund, Inc., North Carolina Daily Municipal Income Fund, Inc., Reich & Tang Equity Fund, Inc., Delafield Fund, Inc. and Short Term Income Fund, Inc.; Trustee of Florida Daily Municipal Income Fund, Institutional Daily Income Fund, Pennsylvania Daily Municipal Income Fund and Eclipse Financial Asset Trust.

--------
* Interested person

Name and Address        Age ( ) Principal Occupation and other Affiliations
----------------        ---------------------------------------------------

Robert Straniere        (54) Partner - The Straniere Law Firm 1981-Present: New
                        York State Assemblyman

                        Director/Trustee:

                        California Daily Tax Free Income Fund, Inc., Connecticut Daily Tax Free Income Fund, Inc., Daily Tax Free Income Fund, Inc., Michigan Daily Tax Free Income Fund, Inc., New Jersey Daily Municipal Income Fund, Inc., North Carolina Daily Municipal Income Fund, Inc., Reich & Tang Equity Fund, Inc., Delafield Fund, Inc. and Short Term Income Fund, Inc.; Trustee of Florida Daily Municipal Income Fund, Institutional Daily Income Fund, Pennsylvania Daily Municipal Income Fund and Director of Life Cycle Mutual Funds, Inc.

W. Giles Mellon, Ph.D.  (65) Professor of Economics and Finance, Graduate School
                        of Management, Rutgers University, New Jersey, with which he has been associated since 1966.

                        Director/Trustee:

                        California Daily Tax Free Income Fund, Inc., Connecticut Daily Tax Free Income Fund, Inc., Daily Tax Free Income Fund, Inc., Michigan Daily Tax Free Income Fund, Inc., New Jersey Daily Municipal Income Fund, Inc., North Carolina Daily Municipal Income Fund, Inc., Reich & Tang Equity Fund, Inc., Delafield Fund, Inc. and Short Term Income Fund, Inc.; Trustee of Florida Daily Municipal Income Fund, Institutional Daily Income Fund and Pennsylvania Daily Municipal Income Fund.


          With the exception of Mr. Brown, the Nominees do not own any of the outstanding shares of common stock of the Fund. Mr. Brown owns shares, which constitutes less than 1% of the outstanding shares of the Fund. Under the 1940 Act, Mr. Brown is an "interested person" of the Fund because of his position with the Adviser and New AEW. Mr. Brown, as the owner of an interest in the Adviser, will receive approximately 1% of the purchase price for the Adviser upon consummation of the Merger and may also receive approximately 5% of contingent additional amounts, if any, paid for the Adviser.

          The individuals who will become officers of the Fund upon consummation of the Merger, their ages, and principal occupations during the last five years, including offices held with the Adviser and its affiliated companies, are as follows:

Name and Officer        Age ( ) and Principal Occupation
----------------        --------------------------------

Clifford M. Brown       (40) Also the Portfolio Manager at New AEW primarily
                        President responsible for the day-to-day management of the fund. Mr. Brown directs AEW's and will direct New
                        AEW's Public Debt and Equity, and Capital Markets
                        Groups. Mr. Brown joined the Adviser in 1993, and has over 17 years of real estate and corporate finance experience including acquisitions, sales and financing, restructurings, and mergers and acquisitions. Prior to joining the Adviser, Mr. Brown was a Director in the real estate department of Salomon Brothers. He is a member of the Urban Land Institute and a graduate of the University of Pennsylvania's Wharton School of Business
                        Administration (B.S. and M.B.A.).

J. Grant Monahon
Vice President          (51) The Adviser's and New AEW's General Counsel,
                        responsible for the firm's internal and external legal affairs. Mr. Monahon brings to AEW Capital Management,
                        L.P. over twenty years of experience in real estate law.
                        He has represented a wide variety of institutional clients, both domestic and international, in complex development and equity transactions. Most recently, Mr.
                        Monahon was a partner and the head of the real estate finance department of a major Boston law firm. He is a past Chairman of the General Counsel section of the National Association of Real Estate Investment Managers.
                        Mr. Monahon is a graduate of Dartmouth College (B.A.)
                        and Georgetown University Law Center (J.D.)

James J. Finnegan
Vice President          (36) Also Assistant General Counsel of AEW Capital
                        Management, L.P. Mr. Finnegan joined the Adviser in
                        1992, and has over ten years of experience in real estate law, including seven years of experience in private practice with major New York City and Boston law firms. Mr. Finnegan has extensive experience in creating and implementing real estate investment and asset management strategies for institutional investors. Mr.
                        Finnegan also serves as the firm's securities and regulatory compliance officer. Mr. Finnegan is a graduate of the University of Vermont (BA) and Fordham
                        University School of Law (JD).

Name and Officer        Age ( ) and Principal Occupation
----------------        --------------------------------

Bernadette N. Finn
Secretary               (48) Also Vice President and Assistant Secretary of the
                        Mutual Funds division of Reich & Tang Asset Management
                        L.P. since September 1993. Formerly Vice President and
                        Assistant Secretary of Reich & Tang, Inc. from September
                        1970 to September 1993. Also, Secretary of California
                        Daily Tax Free Income Fund, Inc., Connecticut Daily Tax
                        Free Income Fund, Inc., Cortland Trust, Inc., Daily Tax
                        Free Income Fund, Inc., Florida Daily Municipal Income
                        Fund, Michigan Daily Tax Free Income Fund, Inc., New
                        Jersey Daily Municipal Income Fund, Inc., New York Daily
                        Tax Free Income Fund, Inc., North Carolina Daily
                        Municipal Income Fund, Inc., Pennsylvania Daily
                        Municipal Income Fund and Tax Exempt Proceeds Fund,
                        Inc., a Vice President and Secretary of Delafield Fund,
                        Inc., Institutional Daily Income Fund, Reich & Tang
                        Equity Fund, Inc. and Short Term Income Fund, Inc.

Richard DeSanctis
Treasurer               (40) Also Vice President and Treasurer of the Mutual
                        Funds division of Reich & Tang Asset Management L.P.
                        since September 1993. Formerly Controller of Reich &
                        Tang, Inc., from January 1991 to September 1993. Also
                        Treasurer of California Daily Tax Free Income Fund,
                        Inc., Connecticut Daily Tax Free Income Fund, Inc.,
                        Daily Tax Free Income Fund, Inc., Delafield Fund, Inc.,
                        Florida Daily Municipal Income Fund, Institutional Daily
                        Income Fund, Michigan Daily Tax Free Income Fund, Inc.,
                        New Jersey Daily Municipal Income Fund, Inc., New York
                        Daily Tax Free Income Fund, Inc., North Carolina Daily
                        Municipal Income Fund, Inc., Pennsylvania Daily
                        Municipal Income Fund, Reich & Tang Equity Fund, Inc.,
                        Short Term Income Fund, Inc. and Tax Exempt Proceeds
                        Fund, Inc.; and Vice President and Treasurer of Cortland
                        Fund, Inc., Institutional Daily Income Fund, Reich &
                        Tang Equity Fund, Inc. and Short Term Income Fund, Inc.


All officers are elected to one-year terms. Following the consummation of the Merger, all officers and directors may be reached through the principal offices of the Fund at: c/o Reich & Tang, 600 Fifth Avenue, New York, New York 10020-2302. The Fund had no Nominating or Compensation Committees during fiscal year 1996. The Board of Directors held four regular meetings in fiscal year 1996.

          Unless instructed by the stockholders to refrain from so voting, it is the intention of the persons named as proxies to vote for election of the four nominees listed above as Directors. Provided that a quorum is present, a plurality of the votes validly cast at the meeting is required to elect each of the Directors.

          OTHER REMUNERATION AND AFFILIATIONS OF OFFICERS AND DIRECTORS


          Each of the directors of the Fund who are not affiliated persons (as defined in the 1940 Act) of the Adviser, will receive an annual fee of $ , and a meeting fee $ for each Board meeting attended, as compensation for services. The Fund also pays such Board members $ for each Audit Committee Meeting attended. The Fund also reimburses all Directors who are not affiliated persons for expenses incurred in connection with attending meetings of the Board of Directors. For the year ended October 31, 1996, none of the nominees for director received compensation from the Fund. It is anticipated that for the fiscal year ended October 31, 1997, the nominees, if elected, will receive the compensation set forth below (see table below). Fees, salaries or other remuneration of officers of the Fund who also serve as directors, officers or employees of the Adviser or any of their affiliated companies are borne by the appropriate affiliate. All proposed officers are covered by this provision, and will not receive any compensation or expense reimbursement from the Fund.

                                                                                                         Total
                                                                                                         Compensation
                                                                                                         from Registrant
                                                                                                         and Fund
                             Estimated                      Pension or                Estimated          Complex to be
                             Aggregate                      Retirement                Annual             Paid to
                             Compensation from              Benefits Accrued          Benefits           Directors for the
Name of Person               Registrant for fiscal          as Part of Fund           Upon               fiscal year
and Position                 Year Ended 10-31-97            Expenses                  Retirement         ended 10-31-97

Clifford M. Brown                    -0-                         -0-                      -0-                 -0-
Director

Yung Wong
Director

Robert Straniere
Director

W. Giles Mellon
Director



                   II. RATIFICATION OF APPOINTMENT OF AUDITORS


          At a meeting held on December 12, 1996, the Board of Directors, including a majority of those Directors who are not interested persons of the Fund, selected McGladrey & Pullen LLP as auditors to examine the Fund's books and securities and to certify from time to time the Fund's financial statements for the period November 1, 1996 to October 31, 1997, subject to ratification by the stockholders of the Fund. The firm has no direct or indirect material interest in the Fund. Representatives of McGladrey & Pullen LLP and Price Waterhouse LLP are not expected to be present at the Annual Meeting. Price Waterhouse LLP, the former auditor of the Fund, served as principal accountant for the Fund for the fiscal year most recently completed.

          The Board of Directors has appointed an Audit Committee which will consist of Yung Wong, Robert Straniere and W. Giles Mellon, if the are elected at the Meeting. The purpose of this Committee is to evaluate financial management, meet with the auditors, and deal with other matters of a financial nature that they deem appropriate. The Audit Committee of the Fund met twice during fiscal year 1996.

          The Board's decision to change the Fund's accountant was related solely to the proposed change in control of the Adviser and resulted from the Board's desire to provide the Fund with the same service providers utilized by investment companies managed by affiliates of NEIC. The Board believes that this will facilitate administrative operations of the Fund subsequent to the Merger. The principal accountant's report on the financial statements for the past two years was without any qualification and there were no disagreements with the auditor during that period.

          A majority vote of the shares represented in person and by proxy at the meeting is necessary to ratify the selection of the auditors.

       III. APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT FOR THE FUND

Background

          One of the purposes of the meeting is to consider a new investment advisory agreement for the Fund as a result of the proposed consolidation of the operations of Copley, a wholly-owned subsidiary of NEIC, and the Adviser. In October 1996, the Adviser announced its intention to consolidate its operations with Copley to form New AEW. The Merger was duly authorized by NEIC and the Adviser. AEW Capital Management, Inc., a wholly-owned subsidiary of NEIC, is the general partner and NEIC is the sole limited partner of New AEW. NEIC is a publicly-held limited partnership, as to which the general partners having the three largest partnership interests are:_____________________________. The merger is expected to be completed in December, 1996.

          The Merger represents a change in ownership of the Adviser and, as such, has the effect under the 1940 Act of terminating the existing advisory agreement between the Fund and the Adviser (the "Existing Advisory Agreement"). Accordingly, shareholders are being asked to approve a new advisory agreement embodying exactly the same terms and fees with

New AEW (the "New Advisory Agreement"). The Fund's Board of Directors, including a majority of the non-interested Directors (those Directors who are not parties to the New Advisory Agreement, or interested persons of such parties) approved the New Advisory Agreement, subject to approval by the shareholders of the Fund, to become effective upon the date of the Meeting, or upon consummation of the merger, if it occurs subsequent to the Annual Meeting.

          As required by the 1940 Act, the Existing Advisory Agreement provides for its automatic termination upon "assignment." Consummation of the Merger may be deemed to be an assignment (as defined in the 1940 Act) of the Existing Advisory Agreement resulting in the termination of the Existing Advisory Agreement in accordance with its terms. In anticipation of the consummation of the Merger, and to provide continuity in investment advisory services, the Fund's Board of Directors, including a majority of the Board members who are not "interested persons" (as defined in the 1940 Act) at a meeting held on December 12, 1996, approved and directed that there be submitted to shareholders for approval a new investment advisory agreement between the Fund and New AEW.

          In connection with the Fund's approval of the New Advisory Agreement, the Board considered that the terms of the Merger do not require a change in the Fund's investment objective or policies, the Adviser's investment management or operation of the Fund, the investment personnel managing the Fund, the investment advisory fee or other business activities of the Fund or the shareholder services (although service providers will change). The Adviser has informed the Board of the Fund that the Merger will not at this time result in any such change, although no assurance can be given that such a change will not occur in the future.

          Section 15(f) of the 1940 Act provides that when a change in the control of an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection therewith as long as two conditions are satisfied. First, no "unfair burden" may be imposed on the investment company as a result of the transaction relating to the change of control, or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden," as defined in the 1940 Act, includes any arrangement during the two-year period after the change in control whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than fees for bona fide principal underwriting services). No such compensation arrangements are in effect or contemplated insofar as the Fund is concerned.

          The second condition is that, during the three-year period immediately following consummation of the transaction, at least 75% of the investment company's board of directors must not be "interested persons" of the Adviser within the meaning of the 1940 Act. At present, one of the Fund's nominees for director, out of four nominees, is an interested person of the Adviser. The Fund expects to comply with Section 15(f).

          If the Merger is not completed, the Existing Advisory Agreement will remain in effect. In the event the New Advisory Agreement is not approved by the Fund's shareholders, the Directors will promptly seek to enter into a new advisory arrangement for the Fund, subject to approval by the Fund's shareholders.


                             THE INVESTMENT ADVISER


          Aldrich, Eastman & Waltch L.P., 225 Franklin Street, Boston, Massachusetts 02110 was formed in April 1991 for the purpose of advising public, corporate, union and government pension plans and endowments on real estate investing. The Adviser is the successor to most of the business of Aldrich, Eastman & Waltch, Inc., a registered investment adviser founded in 1981 and the general partner of the Adviser. United Asset Management Corporation is the sole limited partner of the Adviser. As of the date of this proxy statement, the Adviser and its affiliates managed over $5 billion of real estate debt and equity investments, on behalf of approximately 63 institutional investors.

          The principal executive officers and directors of the Adviser are as follows:

          PETER C. ALDRICH is a founder and Co-Chairman of the Adviser with responsibility for the Adviser's Core Portfolio and Portfolio strategies business lines and for directing all client relations and administrative functions of the Adviser.

          JOSEPH F. AZRACK is President and Chief Executive Officer and also an Executive Director of the Adviser responsible for day to day management of the firm. Mr. Azrack has over twenty-two years of experience in the real estate investment industry. He is a member of the Board of Directors and a past Chairman of the Pension Real Estate Association. Mr. Azrack is also a member of the Urban Land Institute, and serves on the Board of Directors of the National Realty Committee and its Task Force on Real Estate Finance. He is a past adjunct professor of Real Estate Finance at Columbia University's Graduate School of Business Administration. Mr. Azrack is a graduate of Villanova University (B.S.) and Columbia University (M.B.A.).

          THOMAS G. EASTMAN is a founder and Co-Chairman and Executive Director of the Adviser. He is responsible for the Adviser's business development activities, with a particular focus on establishing relationships with government-related entities and creating securitized investment vehicles for institutional real estate investors.

          The principal executive officers of the Adviser may be contacted at the address of the Adviser stated above. Upon consummation of the Merger, the address of the Adviser will become that of the principal executive officers and general partner of New AEW. The Board of directors and principal executive officers of AEW Capital Management, Inc. are as follows:

          Peter C. Aldrich, non-executive co-chairman, New AEW; former co-chairman of the Adviser. (see above also)

          Joseph F. Azrack, director and president, New AEW. (see above also)

          Joseph W. O'Connor, non-executive co-chairman. Also, former president and chief executive officer of Copley.

          David D. Puyear, treasurer. Also, controller of the Adviser and New
AEW.

          Doreen M. Biebusch, assistant treasurer. Also, director of administration and finance of the Adviser and New AEW.

          J. Grant Monahon, vice president and secretary. (See Item 1 above also).

          James J. Finnegan, vice president and assistant secretary. (See Item 1 above also).

          Thomas H. Nolan, Jr., vice president. Also, a director of portfolio management of the Adviser and New AEW.

          Clifford M. Brown, vice president. (See Item 1 above also).

          Pamela J. Herbst, vice president. Also, former managing director of Copley; director of portfolio and asset management of New AEW.



                     THE EXISTING ADVISORY AGREEMENT AND THE
                             NEW ADVISORY AGREEMENT

          The Existing Advisory Agreement and the proposed New Advisory Agreement are identical in all substantive respects, differing only in their effective and termination dates. The description of the New Advisory Agreement is qualified in its entirety by reference to the form of Agreement attached as Exhibit A to this proxy statement. Pursuant to the terms of the Existing Advisory Agreement and the New Advisory Agreement, the Adviser and New AEW, respectively: (a) manage the investment of the assets of the Fund, (b) continuously review, supervise and administer the investment program of the Fund, (c) determine the securities to be purchased or sold and the portion of the Fund's assets to be held uninvested, (d) provide the Fund with records concerning the Adviser's activities which the Fund is required to maintain, (e) take all other actions advisable or appropriate relating to the investments or other assets of the Fund, and (f) render regular reports to the Fund's officers and Board of Directors concerning the Adviser's discharge of the foregoing responsibilities. The Adviser or its affiliates paid the fees, salaries or other remuneration of directors and officers of the Fund who also served as directors, officers or employees of the Adviser, or any of their affiliated companies and New AEW will continue to do so. In return for services provided under the Existing Advisory Agreement and the New Advisory Agreement, the Fund pays an advisory fee of 0.65% of average monthly net assets. Each Agreement requires that the Adviser and New AEW waive its fee to the extent necessary to limit the Fund's total expenses to .80% of average monthly net assets. For the fiscal year ended October 31, 1996, the Adviser received $ ( % of average net assets) from the Fund in fees under the Existing Advisory Agreement. As of October 31, 1996, the Fund had net assets of $ million. New AEW would have received the same fees if the New Advisory Agreement had been in effect during the fiscal year ended October 31, 1996.

          The Existing Advisory Agreement provides that the Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on the Adviser's part in the performance of its duties under the Agreement, reckless disregard by the Adviser of its obligation and duties, or a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. The New Advisory Agreement contains identical provisions.

          The Existing Advisory Agreement was approved by the Board of Directors on December 15, 1994 and by the Shareholders of the Fund on December 20, 1994 for an initial two year term in connection with the commencement of the Fund's operations. The proposed New Advisory Agreement will become effective on the date of shareholder approval (or date of consummation of the Merger, if it occurs subsequent to the Meeting) and continue in force for an initial two year period. The Existing Advisory Agreement and the New Advisory Agreement provide that the respective Agreement will continue from year to year so long as such continuance is specifically approved at least annually by (1) the Board of Directors of the Fund or (2) the vote of a majority of the outstanding voting securities of the Fund; provided, however, that in either event the continuance also is required to be approved by the vote of a majority of the Directors of the Fund who are not "interested persons" (as defined in the 1940 Act) of the Fund or the Adviser cast in person at a meeting called for the purpose of voting upon such approval. The Existing Advisory Agreement and the New Advisory Agreement provide for automatic termination of the respective Agreement in the event of its assignment. In addition, each Agreement is terminable at any time, without penalty, by the Board of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Adviser or by the Adviser on 90 days' written notice to the Fund.

          Annual Fund Operating Expenses. If the proposed New Advisory Agreement had been in effect during the most recent fiscal year, total Fund operating expenses would have differed in the manner described below.

Change of Fund Service Providers

          The Fund has an administration agreement with UAM Fund Services, Inc., a wholly-owned subsidiary of United Asset Management Corporation ("UAMFSI"), to perform and oversee administration, fund accounting, dividend disbursing and transfer agency services provided to the Fund. UAMFSI has subcontracted the performance of certain of such services to Chase Global Funds Services Company ("CGFSC"). Fees for fund administration are structured based on total net assets of all investment companies in the UAM family of investment companies, which includes two mutual funds of multiple series and classes and, prior to the consummation of the Merger, the Fund. Under the administration Agreement each series and the Fund pays a monthly fee comprised of two parts: a series-specific fee which is retained by UAMFSI and a sub-administration fee which UAMFSI in turn pays to CGFSC. For the fiscal year ended October 31, 1996 the Fund paid administrative fees of ___________.

          The Chase Manhattan Bank, New York, New York, acts as custodian for the assets of the Fund. For the most recent fiscal year, the Fund paid custody fees of ___________.

          If the Merger is consummated, these agreements will be terminated. __________________ will be responsible for providing administration, fund accounting, dividend disbursing and transfer agency services.
___________________ will charge the Fund a monthly fee of _____________
for such administrative services. _____________ will serve as custodian of the Fund's assets for a fee of _____________.

               Pro Forma Comparison of Annual Shareholder Expenses
                        (based on assets of $100 million)


Current Expenses of Fund
(based on October 31, 1996 audited                      As a %
financial statements)                                  of Assets

Advisory Fee                                             _____

Other Operating Expenses                                 _____

Total Net Operating Expenses**                           _____

Anticipated Expenses of Fund                            As a %
(if Proposal 2 approved)                               of Assets

Advisory Fee                                             _____

Other Operating Expenses*                                _____

Total Net Operating Expenses**                           _____

[Net Reduction in Operating Expenses]                    _____


 *Includes estimated net operating expenses of _____%.

**Reflects expense cap; without expense cap, total net operating expenses for the fiscal year ended October 31, 1996 would have been _____% and anticipated total net operating expenses for the next fiscal year would be ____%.



          If the Board's approval of the New Advisory Agreement is ratified by either more than 50% of the Fund's outstanding shares entitled to vote at the meeting or by 67% majority of the shares present at such meeting, if the holders of more than 50% of the outstanding shares entitled to vote at the meeting are present in person or by proxy, the New Advisory Agreement will be approved.

          The proposed New Advisory Agreement between the Fund and New AEW is Exhibit A of this proxy statement.

          The Board of Directors recommends that shareholders vote to approve the New Advisory Agreement.

                              STOCKHOLDER PROPOSALS


          The Fund is not required to hold annual meetings. Any stockholder desiring to present a proposal for consideration at a future meeting of stockholders of the Fund will be required to submit such proposal in writing so that it is received by the Fund at 600 Fifth Avenue, New York, New York 10020-2302, at least 120 days before the date of the meeting. Mere submission of a stockholder proposal does not guarantee inclusion of the proposal in the proxy statement or presentation of the proposal at the meeting since such inclusion and presentation are subject to compliance with certain federal regulations.

          The management of the Fund does not know of any matters to be presented at the Meeting, other than those set forth in this Proxy Statement.


                                          Gary French, Secretary

December 13, 1996

                                    EXHIBIT A


                          INVESTMENT ADVISORY AGREEMENT

                  AEW Commercial Mortgage Securities Fund, Inc.



     AGREEMENT made this day of December, 1996 by and between AEW Commercial Mortgage Securities Fund, Inc., a Maryland Corporation (the "Fund") and AEW Capital Management, L.P. (the "Adviser").

     1. Duties of Adviser. The Fund hereby appoints the Adviser to act as discretionary investment adviser to the Fund for the period and on such terms as set forth in this Agreement. The Fund employs the Adviser to (a) manage the investment and reinvestment of the assets of the Fund, (b) continuously review, supervise and administer the investment program of the Fund, (c) determine the securities to be purchased or sold and the portion of the Fund's assets to be held uninvested, (d) provide the Fund with records concerning the Adviser's activities which the Fund is required to maintain, (e) take all other actions advisable or appropriate relating to the investments or other assets of the Fund, and (f) render regular reports to the Fund's officers and Board of Directors concerning the Adviser's discharge of the foregoing responsibilities.

     The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Directors of the Fund, and in compliance with the objectives, policies and limitations set forth in the Fund's prospectus and any investment guidelines from time to time furnished to the Adviser by the Board of Directors of the Fund and applicable laws and regulations. The Adviser accepts as a part of its responsibilities, the duty to manage the Fund consistent with the Fund's intent to qualify annually to be taxed as a regulated investment company under subchapter M of the Internal Revenue Code of 1986, as amended. The Adviser accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

     2. Fund Transactions. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of securities of the Fund and is directed to use its best efforts to obtain the best available price and most favorable execution, provided, however, that, subject to policies established from time to time by the Board of Directors of the Fund, the Adviser may effect securities transactions at commission rates (or "mark-up" to dealers) in excess of the minimum commission rates (or "mark-up" to dealers) available, if the Adviser determines in good faith that such amount of commission (or "mark-up" to dealers) is reasonable in relation to the value of the brokerage, research or other services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Adviser will promptly communicate to the officers and Directors of the Fund such information relating to portfolio transactions as they may reasonably request.

     3. Compensation of the Adviser. For the services to be rendered by the Adviser as provided in Section 1 of this Agreement, the Fund shall pay to the Adviser in quarterly installments, an advisory fee calculated by applying the following annual percentage rates to the Fund's average monthly net assets for the month: 0.65%. The Adviser will waive its fee to the extent necessary to limit the Fund's total expenses to .80%.

     In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current fiscal month as a percentage of the total number of days in such month.

     4. Other Services. At the request of the Fund, the Adviser in its discretion may make available to the Fund office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Adviser and billed to the Fund at the Adviser's cost.

     5. Reports. The Fund and the Adviser agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

     6. Status of Adviser. The Adviser has represented to the Fund that it is a registered investment adviser under the Investment Advisers Act of 1940. The Fund acknowledges receipt from the Adviser, at least 48 hours prior to entering into this Agreement, of Part II of the Adviser's Form ADV as filed with the Securities and Exchange Commission. The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Fund are not impaired in any material respect thereby.

     7. Liability of Adviser. In the absence of (i) willful misfeasance, bad faith or negligence on the part of the Adviser in performance of its obligations and duties hereunder,(ii) reckless disregard by the Adviser of its obligations and duties hereunder, or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
Section 36(b) (3) of the Investment Company Act of 1940 ("1940 Act")), the Adviser shall not be subject to any liability whatsoever to the Fund, or to any shareholder of the Fund, for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the portfolio. The Adviser shall be protected with respect to actions which it takes or forbears from taking in reliance on advice of unaffiliated agents or counsel prudently selected. The foregoing shall not constitute a waiver or limitation on any right of any person under Federal or state securities laws.

     8. Permissible Interests. Subject to and in accordance with the Articles of Incorporation of the Fund and the Partnership Agreement of the Adviser, Directors, officers, agents and shareholders of the Fund are or may be interested in the Adviser (or any successor thereof) as Directors, officers, agents, shareholders or otherwise; Directors, officers, agents and shareholders of the Adviser are or may be interested in the Fund as Directors, officers, agents, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Fund as a shareholder or otherwise; and the effect of any such interrelationships shall be governed by said Articles of Incorporation and Partnership Agreement and the provisions of the 1940 Act.

     9. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall continue until the earlier of December , 1998 or the date of the first annual or special meeting of the shareholders of the Fund and, if approved by a majority of the outstanding voting securities of the Fund, thereafter shall continue for periods of one year so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Fund or (c) by vote of a majority of the outstanding voting securities of the Fund; provided however, that if the shareholders of the Fund fail to approve the Agreement as provided herein, the Adviser may continue to serve in such capacity in the manner and to the extent permitted by the 1940 Act and rules thereunder. This Agreement may be terminated by the Fund at any time, without the payment of any penalty, by vote of a majority of the entire Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time, without the payment of any penalty, upon 90 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at the principal office of such party.

     As used in this Section 9, the terms "assignment", "interested persons", and "a vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a) (4), Section 2(a) (19) and Section 2(a) (42) of the 1940 Act.

     10. Amendment of Agreement. This Agreement may be amended by mutual consent, but the consent of the Fund must be approved (a) by vote of a majority of those members of the Board of Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities of the Fund.

     11. Severability. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     12. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, subject to the supremacy of the federal securities laws governing the terms of this Agreement.

     13. Notices. Notices to the Fund shall be delivered to:

              Clifford Brown
              AEW Capital Management, L.P.
              225 Franklin Street
              Boston, Massachusetts 02110-2803


         Notices to the Adviser shall be sent to:

               James J. Finnegan, Esquire
               AEW Capital Management, L.P.
               225 Franklin Street
               Boston, Massachusetts 02110-2803


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this ____ day of December, 1996.



AEW CAPITAL MANAGEMENT, INC
general partner of
AEW CAPITAL MANAGEMENT, L.P.             AEW COMMERCIAL MORTGAGE SECURITIES
                                           FUND, INC.


By: __________________________________   By: __________________________________
         James J. Finnegan                        Clifford Brown
         Title: Vice President                    President and Director

                                      PROXY

                  AEW COMMERCIAL MORTGAGE SECURITIES FUND, INC.

                This Proxy is solicited on Behalf of the Board of
              Directors of the Corporation for the Special Meeting
                       of Stockholders, December 19, 1996


KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints James J. Finnegan and J. Grant Monahon or either of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of stock standing in the name of the undersigned at the special meeting of stockholders of AEW Commercial Mortgage Securities Fund, Inc. to be held at 225 Franklin Street, Boston, MA 02110-2803 on the 19th day of December, 1996 at 9:00 o'clock a.m., local time, and at any and all adjournments thereof, and the undersigned hereby instructs said attorneys to vote:








                   (Continued, and to be signed on other side)

[X} Please mark your
    votes as in this
    example



The shares represented by this proxy will be voted as specified in the following items 1, 2 and 3 but if no choice is specified, they will be voted For the election of the 4 persons named in the proxy statement as Directors, For ratification of the appointment of the auditors named in the proxy statement and For approval of the Investment Advisory Agreement attached as
                       Exhibit A to the proxy statement.


1. ELECTION OF DIRECTORS

FOR all nominees  [ ]    WITHHOLD    [ ]        Nominees: Clifford M. Brown
(except as marked        AUTHORITY                        Yung Wong
to the contrary          to vote for                      Robert Straniere
below*)                  all nominees                     W. Giles Mellon

                                                 FOR       AGAINST      ABSTAIN
2. The ratification of the selection of
   McGladrey & Pullen LLP as
   auditors for the period November 1,
   1996 through October 31, 1997.                 /_/        /_/          /_/

3. The approval of the Investment
   Advisory Agreement between
   AEW Commercial Mortgage
   Securities Fund, Inc. and AEW
   Capital Management, L.P.                       /_/        /_/          /_/

4. Upon any other business which may properly come before the meeting or any adjournment thereof. The management knows of no other such business.

(*INSTRUCTION: To withhold authority to vote for any individual nominee, write the name of the nominee(s) below.)

_____________________________________



SIGNATURE (S) ____________________________________    DATE ______________, 1996.
(Signature of all joint owners                            PLEASE SIGN AND RETURN
is required. Fiduciaries please indicate your full        THIS PROXY CARD IN THE
title.) If any other matters properly come before         ENCLOSED ENVELOPE.
the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given the proxy holders to vote in accordance with the views of the management thereto. The management is not aware of any such matters.